UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: November 19, 2020

TSR, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00-8656	13-2635899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY 11788

(Address of Principal Executive Offices) (Zip Code)

(631) 231-0333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market
Preferred Share Purchase Rights[1]	--	--

1Registered pursuant to Section 12(b) of the Act pursuant to a Form 8-A filed by the registrant on March 15, 2019. Until the Distribution Date (as defined in the registrant’s Rights Agreement dated August 29, 2018), the Preferred Share Purchase rights will be transferred only with the share of the registrant’s Common Stock to which the Preferred Share Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Submission of Matters to a Vote of Security Holders.

The combined 2019 & 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of TSR, Inc. (the “Company”) was held on November 19, 2020, at 11:00 a.m. Eastern Time, via webcast at https://www.cstproxy.com/tsrconsulting/2020. Stockholders considered seven proposals at the meeting, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on October 26, 2020.

At the beginning of the Annual Meeting, there were 1,409,611 shares of common stock present at the Annual Meeting in person or by proxy, which represented approximately 71.8% of the voting power of the shares of common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business.

The final voting results are reported below.

Proposal No. 1: Election of one Class II Director for a three (3) year term.

The Company’s stockholders elected the nominee, Robert Fitzgerald, for a Class II Director, and the voting results are set forth below:

	For	Withhold	Broker Non-Vote
Robert Fitzgerald	1,005,336	17,557	386,718

Proposal No. 2: Approval of an amendment to the Company’s Certificate of Incorporation to de-classify the Board of Directors (“Board”).

The Company’s stockholders did not approve amending the Company’s Certificate of Incorporation to de-classify the Board, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
1,004,279	18,018	596	386,718

Proposal No. 3: Approval of the adoption of the 2020 Equity Incentive Plan.

The Company’s stockholders approved the adoption of the 2020 Equity Incentive Plan, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
861,843	161,050	0	386,718

Proposal No. 4: Ratification of appointment of CohnReznick LLP as the Company’s independent registered accountant for the 2021 fiscal year.

The Company’s stockholders ratified the appointment of CohnReznick LLP as the Company’s independent registered accountant for the 2021 fiscal year, and the voting results are set forth below:

For	Against	Abstain
1,378,585	29,855	1,171

Proposal No. 5: Approval, on a non-binding advisory basis, of the compensation program of the Company’s named executive officers.

The Company’s stockholders gave advisory approval of the compensation program of the Company’s named executive officers, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
1,009,140	13,633	120	386,718

Proposal No. 6: Approval, on a non-binding advisory basis, whether a non-binding advisory vote on the compensation program for the Company’s named executive officers should be held every one, two or three years.

The Company’s stockholders gave advisory approval of setting the frequency of future advisory votes on executive compensation at one year, and the voting results are set forth below:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
804,820	644	211,074	6,355	386,718

In accordance with the Board’s recommendation and the voting results on this advisory proposal, the Company has decided that it will hold an advisory stockholder vote on the Company’s executive compensation every year until the next required advisory vote on the frequency of future executive compensation votes, which will occur no later than the Company’s Annual Meeting of Stockholders in 2026.

Proposal No. 7: Approval, on a non-binding advisory basis, of the termination of the Company’s stockholder rights plan no later than August 29, 2021.

The Company’s stockholders gave advisory approval of terminating the Company’s stockholder rights plan no later than August 29, 2021, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Vote
892,204	121,111	9,578	386,718

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, Inc.

By:	/s/ John G. Sharkey
John G. Sharkey
Senior Vice President and Chief Financial Officer

Dated: November 23, 2020